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                                                                     EXHIBIT 5.1

                                 July 22, 1998




Brooke Group Ltd.
100 S.E. Second Street, 32nd Floor
Miami, Florida 33131

RE:      OFFERING OF SHARES PURSUANT TO
         REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         I have acted as counsel to Brooke Group Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of 250,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), issuable from time to time pursuant to a Consulting Agreement, dated as of May 1, 1998, between, the Company and J. Sauter Enterprises, Inc. (the "Consulting Agreement").

         In so acting, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (a) the Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Consulting Agreement pursuant to which the Shares will be issued, which agreement is included as an exhibit to the Registration Statement, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in my judgment are necessary or appropriate for purposes of this opinion.

         Based on the foregoing, I am of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.
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Brooke Group Ltd.
July 22, 1998
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         2.       The Shares have been duly authorized by the Company and, when issued pursuant to the Consulting Agreement, will be duly and validly issued and will be fully paid and non-assessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ MARC N. BELL
                                    -----------------------------

                                    MARC N. BELL
                                    Vice President, General Counsel
                                     and Secretary

MNB/smg

Enclosure